UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2020 (May 29, 2020)

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Maryland	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700
Nashville, Tennessee 37203
(Address of principal executive offices)
(615) 269-8175
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	HR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
Healthcare Realty Trust Incorporated (the "Company") intends to use certain materials in connection with upcoming virtual investor meetings at the Nareit REITweek Investor Conference June 2-4, 2020. A copy of these materials is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure. These materials will also be posted on the Company's website (www.healthcarerealty.com).

The information set forth in this Item 7.01 and the related information in Exhibit 99.1 attached hereto are being furnished herewith, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 8.01    Other Events.
On May 29, 2020, the Company entered into agreements with Mercy Health ("Mercy") to sell two single-tenant facilities: (i) a 186,000 square foot orthopedic specialty hospital located in Springfield, Missouri and (ii) a 200,000 square foot comprehensive outpatient care facility located in Oklahoma City, Oklahoma for purchase prices totaling $244.5 million, or $633 per square foot. The Company expects to close these dispositions in the third quarter of 2020 and recognize a gain on sale of approximately $68 million. The Company intends to use the proceeds from the sale of these two buildings for general corporate purposes, including the repayment of indebtedness and the acquisition of medical office buildings. The Company currently has several properties under contract for purchase prices totaling approximately $155 million and has over $150 million of additional acquisitions in various stages of negotiation.
The two single-tenant leases with Mercy contained fixed-price purchase options that allowed purchase in early 2025 at a minimum capitalization rate of 8.0%. By accelerating the sale, the Company improved the capitalization rate to 7.4%. Mercy paid annualized rent in the first quarter equal to $55.40 per foot for the Springfield lease and $39.09 per foot for the Oklahoma City lease and both leases were subject to a CPI-based contractual rent increase with a floor of 1.5%.
The reinvestment of the proceeds from the sale of these properties is expected to improve the overall growth and risk profile of the portfolio by:

•	increasing the percentage of the portfolio comprised of multi-tenant buildings from 86% to 92%;

•	increasing the percentage of properties in the top-50 MSAs;

•	improving cash leasing spreads and contractual rent increases; and

•	reducing the Company's exposure to fixed-price purchase options from $237 million, or 5.3% of the portfolio, at March 31, 2020, to $35 million, or less than 1.0% of the portfolio.
While the Company currently expects the dispositions to close in the third quarter of 2020, there can be no assurance that Mercy will be able to close these transactions on time, or at all. In the event that the transactions do not close, the leases with Mercy are expected to continue through their expiration dates in 2027 and 2028. Further, there can be no assurance that the Company will be able to close on the acquisitions described above.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1Healthcare Realty Trust Incorporated June 2020 Business Update
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
	By:	/s/ J. Christopher Douglas
J. Christopher Douglas
Executive Vice President - Chief Financial Officer
June 1, 2020